As filed with the Securities and Exchange Commission on December 12, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KORN/FERRY INTERNATIONAL

(Exact name of Registrant as Specified in Its Charter)

Delaware	95-2623879
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1900 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(Address, including Zip Code, of Registrant’s Principal Executive Offices)

KORN/FERRY INTERNATIONAL SECOND AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN

(Full Title of Plan)

Gary D. Burnison

1900 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(310) 552-1834

(Name, address, zip code, and telephone number,

including area code, of agent for service)

Copy to:

Ari Lanin, Esq.

Gibson, Dunn & Crutcher LLP

2029 Century Park East

Los Angeles, CA 90067

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	5,306,897(1)	$14.32(2)	$75,994,765(2)	$10,366

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of common stock of the Registrant as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Korn/Ferry International Second Amended and Restated 2008 Stock Incentive Plan.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, based upon the average of the high and low prices of the common stock of the Registrant on the New York Stock Exchange on December 5, 2012.

EXPLANATORY STATEMENT

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Korn/Ferry International, a Delaware corporation (the “Registrant”), relating to 5,306,897 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible persons under the Korn/Ferry International Second Amended and Restated 2008 Stock Incentive Plan (the “Plan”), which 5,306,897 shares are in addition to the (i) 2,500,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on April 17, 2009, as amended by the Form S-8/A filed on June 5, 2009 (Commission File No. 333-158632), and the (ii) 2,360,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on September 10, 2009 (Commission File No. 333-161844) (collectively, the “Prior Registration Statements”) with the Securities and Exchange Commission (the “Commission”). The contents of the Prior Registration Statements are incorporated herein by reference and made a part of this Registration Statement, except as amended hereby.

Pursuant to General Instruction E to Form S-8, because this Registration Statement registers additional securities under the Plan of the same class as those to which the Prior Registration Statements relate and are effective, this Registration Statement consists only of the following: the facing page, the required statement regarding incorporation by reference, information required to be in this Registration Statement that is not in the Prior Registration Statements, the required opinions and consents, and the signature page.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Commission, are incorporated by reference herein and shall be deemed to be a part hereof:

a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2012, filed with the Commission on June 22, 2012;

b)	the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended July 31, 2012 and October 31, 2012, filed with the Commission on September 10, 2012 and December 10, 2012, respectively;

c)	the Registrant’s Current Reports on Form 8-K filed with the Commission on October 2, 2012, December 3, 2012, and December 6, 2012 (Item 1.01 and 8.01 only); and

d)	the description of the Registrant’s common stock contained in the Registration Statement filed with the Commission on November 3, 2000 on Form S-3 pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Certificate of Incorporation of the Registrant, filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed December 15, 1999, and incorporated herein by reference.

4.2	Second Amended and Restated Bylaws of the Registrant, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed April 29, 2009, and incorporated herein by reference.

4.3	Form of Common Stock Certificate of the Registrant, filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-49286), filed November 3, 2000, and incorporated herein by reference.

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Counsel (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	Korn/Ferry International Second Amended and Restated 2008 Stock Incentive Plan, filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed October 2, 2012, and incorporated herein by reference.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Korn/Ferry International, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 11 day of December, 2012.

KORN/FERRY INTERNATIONAL

By:	/s/ Robert P. Rozek
Robert P. Rozek
Executive Vice President and Chief Financial Officer

We, the undersigned officers and directors of Korn/Ferry International, do hereby constitute and appoint Gary D. Burnison, Peter L. Dunn and Robert P. Rozek, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us and in each of our names, places and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in and about the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or his/her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary D. Burnison Gary D. Burnison	Chief Executive Officer (Principal Executive Officer) and Director	December 11, 2012

/s/ Robert P. Rozek Robert P. Rozek	Chief Financial Officer and Executive Vice President (Principal Financial Officer and Principal Accounting Officer)	December 11, 2012

/s/ George Shaheen George Shaheen	Chairman of the Board and Director	December 11, 2012

/s/ Edward D. Miller Edward D. Miller	Director	December 11, 2012

Signature	Title	Date

/s/ William R. Floyd William R. Floyd	Director	December 11, 2012

/s/ Jerry P. Leamon Jerry P. Leamon	Director	December 11, 2012

/s/ Debra J. Perry Debra J. Perry	Director	December 11, 2012

/s/ Gerhard Schulmeyer Gerhard Schulmeyer	Director	December 11, 2012

/s/ Harry L. You Harry L. You	Director	December 11, 2012

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Incorporation of the Registrant, filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed December 15, 1999, and incorporated herein by reference.

4.2	Second Amended and Restated Bylaws of the Registrant, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed April 29, 2009, and incorporated herein by reference.

4.3	Form of Common Stock Certificate of the Registrant, filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-49286), filed November 3, 2000, and incorporated herein by reference.

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Counsel (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	Korn/Ferry International Second Amended and Restated 2008 Stock Incentive Plan, filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed October 2, 2012, and incorporated herein by reference.

*	Filed herewith.